Exhibit 99.1

NEWS RELEASE

Contact:
Keith Yee	Deborah Stapleton
Chief Financial Officer	Stapleton Communications Inc.
408-327-8000	650-470-0200
keith@tvia.com	deb@stapleton.com
FOR IMMEDIATE RELEASE
Tvia Receives NASDAQ Deficiency Notices
SANTA CLARA, Calif. — Feb. 23, 2007 — Tvia, Inc. (NASDAQ CM: TVIA), a leading provider of digital display processors for advanced flat-panel TVs, today announced that on Feb. 20, 2007, it received a notice from The Nasdaq Stock Market stating that the company is not in compliance with Nasdaq Marketplace Rule 4310(c)(4) because, for the last 30 consecutive business days, the bid price of the company’s common stock has closed below the minimum $1.00 per share requirement. The company has been provided 180 calendar days, or until Aug. 20, 2007, to regain compliance. Tvia can regain compliance with this listing criteria if, at anytime before Aug. 20, 2007, the bid price of the company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.
Tvia also announced that on Feb. 21, 2007, it received a notice from The Nasdaq Stock Market stating that the company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the company has not timely filed its Report on Form 10-Q for the quarter ended Dec. 31, 2006. Accordingly, unless Tvia requests a hearing to appeal Nasdaq’s determination, its common stock will be suspended from trading and delisted from Nasdaq at the opening of business on March 2, 2007. Tvia intends to request a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq Capital Market. The notice indicates that Tvia’s securities will remain listed on the Nasdaq Capital Market pending a decision by the Nasdaq Listing Qualifications Panel. There can be no assurance that the hearing panel will grant the company’s request for continued listing.
As previously announced, Tvia has delayed the filing of its Form 10-Q for the quarter ended Dec. 31, 2006, because the audit committee is conducting a review of the company’s financial results for the 2006 and 2007 fiscal years and the quarterly periods therein. The company intends to file its Form 10-Q for the quarter ended Dec. 31, 2006, as soon as practicable following the conclusion of the audit committee’s review.
About Tvia: Tvia, Inc. is a fabless semiconductor company that designs and develops an extensive line of flexible, high quality digital display processors for digital LCD, PDP, HD, SD, and progressive-scan TVs, as well as other broadcast and consumer display products. Tvia owns and operates a leading independent TV design center, providing manufacturers with proven TV system designs, which Tvia believes allows manufacturers to produce and manufacture high quality flat-panel television at a lower cost with shortened time to market. The combination of Tvia’s TrueView display processors and leading TV system designs gives Tvia’s manufacturing customers an advantage for building cost-effective, high quality display solutions. More information about Tvia is available at www.tvia.com.
Safe Harbor: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Tvia’s intent to request a hearing before the Nasdaq Listing Qualifications Panel, the periods covered by the audit committee’s investigation of Tvia’s financial statements, and Tvia’s expectations regarding the timing of filing its Form 10-Q. Forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially. These risks and uncertainties include the outcome of the Nasdaq hearing process, the time it takes to complete the audit committee’s review and the results of that review, Tvia’s ability to file its Form 10-Q or future periodic reports and those risks detailed in Tvia’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and Tvia disclaims any obligation to update these forward-looking statements.